SUB-LICENSE AGREEMENT

         AGREEMENT made and entered into as of the 28 day of March, 1986, by and between INSITUFORM NORTH AMERICA CORP., a corporation organized and existing under the laws of the State of Tennessee, hereinafter referred to as "INAC" and INSITUFORM EAST, INC., a Delaware corporation, having a principal place of business at 3421 Pennsy Drive, Landover, Maryland 20785, hereinafter referred to as "Operator";

                                   WITNESSETH

         WHEREAS, INAC has valuable experience in the practice of certain inventions, know-how and techniques comprising the subject matter of this Agreement and possesses valuable information with respect thereto;

         WHEREAS, INAC is the exclusive licensee of INSITUFORM INTERNATIONAL N.V., a corporation organized and existing under the laws of the Netherland Antilles having a principal place of business at P.O. Box 840, Curacao Netherland, Antilles, hereinafter referred to as "International", throughout the United States of America, of certain know-how, patent rights and inventions relating to methods, apparatus and materials used in the lining of sewers, tunnels, pipelines and other passageways by impregnating an absorbent layer with a synthetic resin, and retaining such layer in place in such passageway while the layer cures or is cured and any improvements thereon, and

         WHEREAS, Operator is desirous of gaining knowledge of such inventions, know-how, techniques, and information and an exclusive right and license within and throughout the territory listed on Schedule A herein to use the same together with any and all patent rights and copyrights relating thereto under which INAC has or obtains the right to grant licenses therein;

         NOW,   THEREFORE,   in   consideration  of  the  mutual  covenants  and
undertakings set forth herein, the parties hereto agree, as follows:

         I.       DEFINITIONS.  As employed herein.

         A. "Territory" shall mean that geographical area set forth on Schedule A within which Operator may exploit the various inventions, know-how, patent rights, techniques and information granted herein.

         B. "Subject Matter" shall mean and include all methods, apparatus and materials used in the lining of sewers, tunnels, pipelines, and other passageways (excepting those used to carry natural or manufactured fuel gases or other hazardous gases) by impregnating an absorbent layer with a synthetic resin, and retaining such layer in place in such passageway while the layer cures or is cured, and including all matters relating to the preparation, installation and completion of said lining.

         C. "Know-how" shall mean and include all technological information, ideas and techniques relating to the Subject Matter now owned or subsequently acquired by INAC or which INAC subsequently acquires the right to communicate to its licensees within the United States of America, except any information, ideas or techniques which are common knowledge to the industry or which are readily available from sources other than INAC.

         D. "Patent Rights" shall mean and include the patents and patent applications designated in Schedule B attached hereto and made a part hereof together with any and all other patents and patent applications relating to the Subject Matter in the Territory under which INAC has, or hereafter acquires, the right to license others.

         E. "Copyrights" shall mean and include any and all copyrights at common and/or statutory law within the Territory which relate to plans, brochures, instructions or other means of expression, including photographs, diagrams and other visual presentations, having to do with the Subject Matter or useful in connection with the commercialization thereof, which INAC has, or hereafter acquires, the right to license others.

         F. "Materials" shall mean and include any and all compositions, products, components and other materials, whether patented or unpatented, for use in the practice of the Subject Matter. Such Materials shall include by way of illustration but not of limitation, the resin-absorbent material, the impervious sheet material, the thermosetting resin and any and all other materials which go into the lining of passageways or the like in accordance with the Patent Rights (except for materials used for lines which carry natural or manufactured fuel gases or other hazardous gases).

         G. "Apparatus" shall mean and include but not be limited to any and all tools, equipment, instruments, machines, and devices, whether patented or unpatented, for use in the practice of the Subject Matter.

         H. "Royalty" shall mean an amount payable by Operator to INAC equivalent to 8% of the gross contract price of all sales and contracts performed by Operator utilizing the Subject Matter as further defined herein.

         Words of the neuter gender shall be deemed to be of the masculine or feminine gender where the context requires. Words of the singular number shall be deemed to be plural where the context requires and vice versa.

         II. GRANT. INAC hereby grants Operator an exclusive, non-transferable right and license within and throughout the Territory:

         A. To utilize the Know-how, to practice the inventions of the Patent Rights relating to the Subject Matter, and to sell the resultant product, however, the Subject Matter may not be used to line tunnels, pipelines and passageways carrying natural or manufactured fuel gases or other hazardous gases;

         B. To use any and all Copyrights, if there are any, as an adjunct to the practice of such methods and the commercialization thereof; and


         C. To use and display "Insituform" as a trademark in connection with each and every aspect of the exploitation of the Process including but not limited to all materials, apparatus and products sold hereunder purchased from INAC or a source recommended and approved by INAC. All equipment, letterheads, invoices, advertising signs of all types and printed material shall bear appropriate insignia acknowledging such products, material or equipment as under exclusive license from INAC.

         D. The Operator hereby acknowledges that the name, "INSITUFORM", is a valid service and/or trademark solely owned by INSITUFORM INTERNATIONAL N.V. and exclusively licensed to INAC, in the territory of the United States, and that only INAC or its designated licensees have the right within said territory to use such trademark and such trademarks, service marks, trade names and copyrights as may presently exist or be acquired by INAC and licensed for use by Operator, along with all ancillary signs, symbols or other indicia used in connection or conjunction with said marks. Operator further acknowledges that valuable goodwill is attached to such trademarks, service marks, trade names, and copyrights, and that it will use same in the manner and to the extent specifically licensed by this agreement. Operator understands and agrees that license to these Proprietary Marks is non-exclusive, and that INAC, in its sole discretion, has the right itself to operate businesses under said marks, and to grant other licenses in, to and under such Proprietary Marks on any terms and conditions INAC deems fit; provided, however that INAC may so operate or grant other licenses subject to the limitations of this agreement within Operator's exclusive territory, but solely for use of the Insituform Process in lining tunnels, pipelines, and other passageways used to carry natural or manufactured fuel gases or other hazardous gases.

Operator expressly covenants that during the term of this Agreement, and after the expiration or termination thereof, Operator shall not directly or indirectly contest or aid in contesting the validity or ownership of said Proprietary Marks and copyrights. Operator agrees promptly to notify INAC of any claim, demand, or suit based upon or arising from, or of any attempt by any other person, firm or corporation, to use the service and/or trademarks licensed hereunder, or any trademark, service mark, symbol, trade name, copyright or colorable variation thereof, in which INAC has a proprietary interest. Operator agrees also promptly to notify INAC of any material litigation instituted by Operator, or by any person, firm, corporation or governmental agency against Operator. In the event INAC, pursuant to the terms of this agreement, undertakes the defense or prosecution of any litigation, Operator agrees to execute any and all documents and do such acts and things which may, in the opinion of counsel for INAC, be necessary to carry out such defense or prosecution, either in the name of INAC or in the name of Operator as INAC shall elect. Operator expressly recognizes that any and all goodwill associated with said Proprietary Marks and copyrights, including any goodwill which might be deemed to have arisen through Operator's activities, inures directly and exclusively to the benefit of INAC, except as otherwise provided herein.

         E. The Operator hereby acknowledges that the Subject Matter is a new, specialized and highly technological process and the exploitation thereof throughout the United States will best be served by the grant of exclusive licenses to carefully selected Operators for various defined Territories in the United States.

         F. It is specifically understood and agreed that the grant of this exclusive license for the Territory is based upon the size and ability of the Operator to exploit the demand for the Subject Matter within the Territory and the nature and scope of the Territory has been determined accordingly. The Operator further understands and agrees that INAC retains the right to grant exclusive Licenses to other Operators in other defined Territories; and

         G. It is anticipated that Operator will fully exploit the Subject Matter primarily in the Territory for the mutual benefit of Operator, INAC, and the customers and potential customers of Operator, in order to assure maximum market penetration for the Subject Matter, and that Operator will assure that the customers and potential customers of Operator are provided adequate information, warranties, and services by Operator. In so exploiting the Subject Matter, it is anticipated that Operator will be required to make significant financial investments, necessary for market development, in capital equipment, in marketing and promotion, and in providing information and services.

         In order to compensate licensees in other territories for the making of such investments and to induce them to do so, should Operator seek to exploit the Subject Matter outside of its exclusive Territory and in an area where an exclusive license has already been granted, Operator shall make a crossover payment of twelve percent (12%) of the gross contract price of all installations utilizing the Subject Matter in such areas in addition to the normal royalty payable to INAC as set forth in Paragraph IX herein. In the event installations are performed in the Territory of a licensee whose Sub-License Agreement and amendments thereto provide for an eight percent (8%) crossover payment, then Operator shall be obligated only to make an eight percent (8%) crossover payment on such installations. All crossover payments shall be paid by Operator to INAC who shall in turn pay such crossover payment to the licensee in whose territory the installation was performed. Should Operator fail to make a crossover payment to INAC within the time applicable for payment of the normal royalty, such failure shall be a material breach of the Sub-License Agreement. In calculating minimum royalties, such installation shall be treated as if the licensee of the territory in which the work was performed had in fact performed the installation, and any royalty payable for such installation shall apply to the minimum royalty requirements of the licensee of the territory where the work was performed. INAC may, from time to time, alter the amount of the crossover payment in order to reflect more accurately necessary costs of market development.

         Operator acknowledges that INAC cannot prevent other licensees from exploiting the Subject Matter in Operator's exclusive Territory.

         In addition, in order to assure top product quality and to meet all products liability and health and safety requirements, it shall be the responsibility of Operator, should it perform work outside its exclusive Territory, to assure that satisfactory arrangements are made to provide full and complete after-sales service and warranty protection for the job involved, including specifically, but not limited to, the ability to rapidly deploy a repair crew to the site of any such job.

         H. INAC is granting exclusive licenses for the exploitation of the Insituform process in certain defined Territories, however, it reserves the right to vary or otherwise modify the nature and scope of subsequent licenses granted to subsequent licensees to accommodate specific territories and population considerations and other factors.

         III. ADEQUACY OF CONSIDERATION. It is specifically understood and agreed that the exclusive licenses defined in Paragraph II above relating to the specific territory set forth on Schedule A, and the Royalty defined in Paragraph IX shall be deemed adequate consideration for this Agreement.

         IV. AVAILABILITY. Since the Insituform Process and the installation thereof is highly technical, its success in large part, is dependent upon quality materials made to exacting specifications and INAC shall make available information enabling Operator to acquire Apparatus and Materials as may be required for Operator to properly operate hereunder. Such Apparatus and Materials which are not covered by any of the Patent Rights or Copyrights hereof may be purchased from any source Operator desires. However, all such purchases by Operator may be subject to INAC's approval of the quality and specifications thereof, which shall not be unreasonably withheld. INAC may in its sole discretion improve, vary or otherwise upgrade the specifications and quality standards to which the Operator must abide.

         V. DISCLOSURE AND TRAINING. Promptly upon execution of this Agreement, Operator shall proceed to purchase the Apparatus and Materials required properly to operate hereunder, and INAC thereupon shall fully disclose to Operator all Know-how, Patent Rights and Copyrights, if any, required in the practice of the methods of the Subject Matter, and shall train at least four (4) representatives of the Operator in the practice of the methods described above. Further, INAC shall provide a continuing education program to the end that all lining of sewers, tunnels, pipelines and other passageways in accordance with the Subject Matter shall be effectively and efficiently performed and the resultant product of uniformly high quality. The content, extent, and frequency of the educational program shall be solely at the discretion of INAC. At the request of Operator and subject to availability, INAC will provide a technician experienced in the operation of the Subject Matter to assist the Operator and to render advice subject to payment by the Operator of all direct traveling and hotel expenses and a per diem rate which shall be agreed upon between the parties.

         VI. PRESERVATION OF SECRECY. As INAC considers its know-how and technique to be a key element in the successful exploitation of the Insituform process, it insists that the Operator exert every reasonable effort to keep in strict secrecy the improvements therein, and modifications thereof disclosed to Operator by or on behalf of INAC and all plans, drawings, specifications and other data and documents relating thereto and to the Subject Matter, except as may be necessary, and only to the extent necessary, to exercise its rights hereunder; and shall not reveal or communicate, or permit, or cause to be revealed or communicated, the same to any person, firm or corporation, except as above noted, nor shall Operator disclose or divulge in whole or in part any trade secrets or private processes of INAC or its affiliated companies; and shall make diligent effort to ensure that its officers, employees, agents, sub-contractors, and all others under its direction or control to whom the same is communicated properly pursuant to the purposes of this Agreement fully observe and abide by such obligations of secrecy. Operator will execute an Agreement in the form attached hereto as Schedule C dealing with non-disclosure of such information, among other things, contemporaneous with the execution of this Sub-license Agreement and will cause its officers, employees, agents, and other persons to whom such data or documents are disclosed to execute such agreement.

         VII. STANDARDS AND INSPECTION. Operator shall maintain a high standard of quality in all products made with the practice of the methods of the Subject Matter and in all other products sold hereunder under the trademark "Insituform". To ensure the maintenance of such standards, INAC may periodically inspect Operator's practice of the methods of the Subject Matter. Operator shall cooperate fully with INAC in such inspections and shall promptly put in effect all suggested improvements in its practices of the methods of the Patent Rights made by INAC which are economically practical and are reasonably calculated to result in an improved product and service. At all times Operator shall exert diligent effort to practice the methods and techniques in accordance with the best available technical information and advice received from INAC.

         VIII.    IMPROVEMENTS AND MODIFICATIONS.

         A. If during the term of this Agreement, the Operator, its officers, agents or employees develop any improvements or modifications in the Subject Matter, all such information must be disclosed immediately in writing to INAC and will become the property of INAC. INAC is obliged to disseminate all such information and material to all of its licensees for their mutual benefit. Operator will cause each of its officers, agents and employees to execute an Agreement in the form attached hereto as Schedule C requiring disclosure to INAC and Operator of all such improvements and modifications among other things.

         B. Operator recognizes and agrees that from time to time hereafter INAC may change or modify the system presently identified by the mark, "INSITUFORM", including the adoption and use of new or modified trade names, trademarks, service marks or copyrighted materials, new products, new equipment or new techniques, and that Operator will accept, use and display for the purpose of this Agreement any such changes in system, including new or modified trade names, trademarks, service marks or copyrighted materials, new products, new equipment or new techniques, as if they were part of this Agreement at the time of execution hereof. Operator will make such expenditures as such changes or modifications in the system may reasonably require, and do so within a reasonable time.

         IX.      ROYALTY.

         A. The Operator will pay quarterly to INAC a Royalty equal to 8% of the gross contract price of all contracts, including sales of the Subject Matter, whether or not invoiced or paid, for the installation of the Subject Matter, including preparatory and finishing work therefor, carried out by the Operator, or any agent, employee, subcontractor or independent contractor retained for such purpose, in its or any other Territory, such gross contract price (adjusted for all proper change orders and contractually required adjustments) being calculated after adding back trade discounts and other preferences, provided however that such price is calculated at the going commercial rate (i.e. current market price derived from arms length negotiation) and in the event that the Operator carries out installations in the Territory at less than the going commercial rate, then for the purposes of calculation of Royalty due in respect of such work, it will be assumed that the Operator performed such installations at the going commercial rate.

         The gross contract price shall include the cost of all raw materials necessary to complete the installation of the Subject Matter. If some or all of the raw materials are acquired separately by the ultimate customer the cost thereof shall nevertheless be added to the price charged by the Operator for the purpose of computing Royalty under this Agreement. The gross contract price shall also include the value of any actual, preparatory and/or finishing work performed by any subcontractor or independent contractor, whether retained or hired by Operator, its agents or employees, the ultimate customer, or any other party, when such actual, preparatory and/or finishing work is performed as a part of and/or adjunct to the installation and use of the Subject Matter, and the value of any such work shall nevertheless be added to the price charged by the Operator for the purpose of computing the Royalty under this Agreement.

         Within 30 days after the end of each calendar quarter or portion thereof the Operator shall submit to INAC a written report in such form as may be requested by INAC fully detailing all sales and work performed utilizing the Subject Matter during such calendar quarter, whether or not invoiced or paid, the total of amounts invoiced, the contract price and terms for the work performed, the stage of completion, a computation of the Royalty due, and such other information as INAC may reasonably request and shall be accompanied by payment in full in favor of INAC for the Royalties due INAC.

         B.       Minimum Royalty Obligation

         The minimum Royalty to be paid for the period ending December 31, 1986 is $26,826.00. For the year ending December 31, 1987 and for each year thereafter, this minimum Royalty is $26,826.00 and shall be subject to increases or decreases in proportion to increases or decreases in the Engineering News Record Construction Cost Index as compiled by McGraw Hill Publications for each 12 month period or a comparable index should such index not be available. Sales or work outside the Operator's Territory shall not be included in the minimum royalty calculation.

         Should Operator fail to generate sufficient Royalties as per Paragraph IXA above to achieve such minimum payment, it shall pay such additional amounts so as to meet the minimum set forth herein.

         In meeting the minimum royalty obligation hereunder, notwithstanding the Agreement Letter dated July 10, 1980 between North America and Insituform East, Inc. (regarding application of excess Royalty from one territory to another) only until June 30, 1988 may Operator apply any excess Royalty over minimum from previously licensed territories towards meeting this minimum Royalty obligation. Thereafter, only Royalty realized from work performed within the Territory described on page 17 of this license agreement shall apply towards meeting this minimum Royalty obligation.

         Any such payment due from the Operator to INAC to meet the minimum set forth herein shall be made within 45 days after the end of each relevant December 31. In the event of a termination of this License Agreement, Operator shall pay a pro rata minimum Royalty for the year of termination based on the number of months in which the License Agreement was in effect during such year.

         C. Non-Payment. Should Operator fail to pay the Royalties set forth in this Paragraph IX herein, or fail to pay for other invoiced goods and services, or any other amounts due INA or any of its subsidiaries for any reason, when due, INAC shall have the right pursuant to Paragraph XIV hereof, TERMINATION, to terminate its agreement with the Operator.

         X. RECORDS. Operator shall keep true and accurate records of all operations of the Subject Matter. Such records shall be adequate to permit INAC to verify the accuracy of the Royalty Paragraph IX hereof and to perform inspection and audit of information called for in Paragraphs VII and IX. Such records shall be open at reasonable times during regular business hours for inspection and copying by INAC and its duly authorized agents and representatives. INAC shall make such periodic inspection of the records as it may consider necessary, provided always that International, the owner of the Patent Rights sub-licensed hereunder, or INAC may from time to time require a specific audit to be carried out on Operator's operations hereunder and in such event such audit shall be undertaken by INAC with a representative of International in attendance if International so elects. Such audits shall be at the expense of the party requiring the audit unless the audit discloses a material violation of this Agreement in which event the party requiring the audit shall be reimbursed the expenses of the audit by the party in violation.

         XI.      WARRANTY.

         By INAC. INAC represents and warrants that it is the exclusive licensee of International throughout the United States to the Patent Rights described on Exhibit A and fully entitled to enter into this Agreement. INAC further represents and warrants that the Subject Matter can successfully line many types of sewers, tunnels, pipelines and other passageways when said methods are properly performed and that it will instruct Operator in such performance. Every reasonable precaution will be taken by INAC in producing all Materials and Apparatus, compiling all data, and offering instructions in the methods of use of the Materials and Apparatus purchased from INAC for operation hereunder to assure that they comply with INAC's exacting standards and that the ultimate lining for sewers and other passageways maintains a high standard of quality. To the best of INAC's knowledge, all information given will be correct and the Materials and Apparatus are believed by INAC to be adequately suited to the purposes intended. However, it is impossible to anticipate every possible variation in the manner of use or the conditions under which the Operator will apply the Materials, Apparatus, Know-how, data, and methods and INAC makes no warranty as to the results which the Operator will attain, and shall under no circumstances be held responsible for any such results that occur as a consequence of a departure from the instructions provided or from negligence or malfeasance on the part of Operator except as may be contained in the specific written warranty provided by INAC with regard to any materials furnished by INAC. INAC makes no representation nor warranty as to the validity of any of the Patent Rights hereof, other than that it has no knowledge of any basis on which any of the issued patents is invalid; no representation nor warranty that performance in accordance with this Agreement will not infringe any existing or subsequently issued or pending patent, other than that it has no knowledge of the existence of any such patent, and no representation nor warranty that "Insituform" is available for use as a tradename, trademark, and/or certificate mark in the United States other than it believes it to be. Further, INAC shall not be held responsible for use by the Operator of any such Materials, Apparatus, Know-how, data or method in such a manner as to infringe any patent, trademark or copyright owned by another. INAC agrees not to sell its Materials or Apparatus hereof below its cost in violation of any applicable provision of any antitrust or unfair trade practice statute and to charge all Sub-Licensees of the Patent Rights Royalties according to the same scale or formula.

         Notwithstanding the above INAC does hereby agree, at its expense, to use its best efforts to defend the Patent Rights by such means as it in its sole discretion may determine appropriate, including but not limited to, patent infringement suits. INAC reserves, however, the exclusive right to determine whether a patent infringement has occurred or whether litigation or other action is appropriate or feasible.

         By Operator. Operator agrees to indemnify, defend and hold INAC harmless from any and all claims for bodily injury including death, personal injury and damage to property of Operator, INAC and/or others, which arise from the alleged negligence or malfeasance of Operator or from the existence or use of Materials and/or Apparatus acquired from sources other than INAC or which are produced by Operator.

         The Operator also agrees at its expense to procure a policy or policies of insurance from an insurance company or companies satisfactory to INAC, providing coverage for the operations of the Operator, including product and completed operations, with minimum limits of Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) annual aggregate for injury to persons and Two Million Dollars ($2,000,000.00) annual aggregate for damage to property. The operator also agrees to have INAC named as an additional named insured under the above described policy or policies and to cause INAC to be furnished with a Certificate of such insurance which shall contain a requirement that INAC be notified thirty (30) days prior to any cancellation or any reduction in coverage or limits. The insurance required above shall commence prior to the time the Operator commences operations under this Sub-License Agreement and shall continue in force throughout the life of the Sub-License Agreement until it expires or is terminated.

         This Agreement does not constitute Operator as an agent, legal representative, joint venturer, partner, employee, or servant of INAC or Insituform of North America, Inc. (INA) for any purpose whatsoever; and it is understood between the parties hereto that Operator is an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of INAC or INA, or to create any obligation, express or implied, on behalf of INAC. Operator shall prominently display in its place of business a certificate from INAC stating that said business is operated by Operator as a Licensee of INAC, and not as an agent thereof. Under no circumstances shall INAC or INA be liable for any act, omission, debt or any other obligation of Operator. Operator shall indemnify and save INAC and INA harmless against any such claim and the cost of defending against such claims arising directly or indirectly from, or as a result of, or in connection with, Operator's operation of the licensed business.

         Operator shall promptly pay when due all taxes and assessments against the premises or the equipment used in connection with Operator's business, and all liens or encumbrances of every kind or character created or placed upon or against any of said property, and all accounts and other indebtedness of every kind incurred by Operator in the conduct of said business. Operator shall have the right to contest the validity or amount of any assessment, tax, lien or encumbrance, provided that Operator shall (1) give INAC notice of its intention to contest (2) diligently prosecute such contest, and (3) at all times effectively stay or prevent any official or judicial sale of such property or any part thereof by reason of the non-payment of any lien, encumbrance, tax, or assessment. Operator shall comply with all federal, state, and local laws and regulations, and shall timely obtain any and all permits, certificates, or licenses necessary for the full and proper conduct of its business.

         XII. DILIGENCE. Operator understands that the Subject Matter has been designed to meet the growing needs of its customers and potential customers within his exclusive Territory and that its license has been specifically granted on the understanding that it will use all reasonable endeavors to create a demand within the Territory for the Insituform products, and shall fill such demand all as good businesslike conduct requires. The operator specifically agrees to immediately establish a business location within its exclusive territory including an office for the conduct of its Insituform business, and facilities for the maintenance and storage of its equipment and materials. To assure Operator's financial ability to meet its obligations hereunder, Operator covenants that at all times it shall retain a net worth of at least $500,000, and shall provide annual financial statements to INAC, each with an officer's certificate stating that the statements have been prepared in accordance with generally accepted accounting principles applied consistently with the prior year, and present fairly the financial position of the company and the results of operations and changes in financial position for the year then ended. It is specifically understood and agreed that nothing herein provided shall be construed as requiring Operator to operate in accordance with any designated marketing plan or system which, except for the maintenance of high standards of quality, the exercise of diligence and the performance in accordance with the terms and conditions hereof, are left to the determination of Operator.

         XIII. TERM. The Term of this Agreement shall commence on the date first above written and shall continue for the life of the last to expire of the patents (see Schedule A) or the Patent Rights including any improvements or modifications thereto including patents subsequently granted extending such life, unless sooner terminated as hereinafter provided.

         XIV.     TERMINATION

         A. By Operator. The Operator may terminate this Agreement at any time by service of written notice to such effect on INAC two (2) calendar quarters in advance of the effective date thereof and by complying with the applicable terms and conditions of this Paragraph XIV. During such period after notice but prior to actual termination, Operator shall not bid or accept any additional jobs without the written consent of INAC.

         B. By INAC. In the event Operator (i) becomes insolvent or a petition in bankruptcy is filed by or against Operator and not removed within 90 days thereafter, or a receiver is appointed for Operator; (ii) fails to pay the minimum Royalties in accordance with Paragraph IX hereof or other Royalties hereunder, or fails to provide computations of Royalties, within fifteen (15) days of when due and such failure shall continue for a period of fifteen (15) days after written notice from INAC to the Operator; (iii) fails to pay when due for other invoiced goods and services, or any other amounts due INA or any of its subsidiaries for any reason and such failure shall continue for a period of fifteen (15) days after written notice from INAC to the Operator; (iv) fails to perform any other material term or condition of this Agreement and fails to correct the same within fifteen (15) days after written notice from INAC to the Operator, or if not reasonably capable of correction within such period, fails to commence such correction within such period and thereafter diligently proceeds to make such correction; or (v) in the event Operator's net worth falls below $500,000; then in any such event, INAC may declare this Agreement terminated immediately upon written notice to the Operator. Such termination shall not limit or affect any other right or remedy of INAC, including the right to damages resulting from the Operator's breach.

         C. Consequences. Upon termination of this Agreement by either of the parties hereto, Operator shall immediately pay INAC all Royalties then due from it, terminate all use by it of the word "Insituform" as a tradename, trademark, certification mark or corporate name, avoid all subsequent use of all tradenames, trademarks, certification marks or corporate names likely to be confused with "Insituform" as well as all stationery, invoices, signs or other visual devices displaying or otherwise associated with "Insituform", terminate all use of the methods, as well as the manufacture, use and sale of the products of the Patent Rights, Copyrights, and Know-how; and assign to INAC free of charge all claims to and any and all rights arising from the use of "Insituform", or combination involving "Insituform", in the specific Territory and return to INAC all confidential matter in its possession such as instruction manuals and written know-how and any copies which it has made of the same. Following termination Operator shall continue to be obligated to provide all after sales services for which it has theretofore contracted, including the honoring of all warranties. Should Operator fail to fulfill such obligations, and should INAC, in its sole discretion, whether for reason of preserving product goodwill or otherwise, choose to perform any such obligations (this paragraph in no way to be construed as an assumption by INAC of any obligations for which it is not specifically contractually responsible), then Operator shall promptly reimburse INAC the reasonable cost to INAC of performing such obligations of Operator. If Operator is a corporation having the word "Insituform" as a part of its corporate name, Operator shall, within sixty (60) days of termination amend its corporate name to remove the word "Insituform" therefrom.

         Operator shall promptly pay to INAC all damages, costs and expenses, including reasonable attorney's fees, incurred by INAC by reason of default on the part of Operator, whether or not such occurred prior to or subsequent to the termination or expiration of the Agreement, and said sum shall include all costs and expenses, including reasonable attorney's fees, incurred by INAC in obtaining injunctive or other relief to enforce the provisions of this contract. No right or remedy herein conferred upon or reserved to INAC is exclusive of any other right or remedy herein or by law or equity provided or permitted; but each shall be cumulative of every right or remedy given hereunder. In addition to whatever remedy or remedies INAC may have by way of damages for violation of the provisions of this Agreement and/or termination of the same, INAC shall also have the right to injunctive relief to enforce the provisions of this Agreement. Operator herein agrees to abide by all of the terms and conditions of the Non-Disclosure Agreement despite the termination of this License Agreement.

         XV. Notices. Any notice required or permitted to be given or served upon either party hereto pursuant to this Agreement shall be sufficiently given or served if sent to such party by certified mail, postage prepaid addressed to such party as set forth below or by telex, or to such other address as it shall designate by written notice to the other party, as follows:

In case of notice to INAC:

3315 Democrat Road
P.O. Box 181071
Memphis, TN 38118

In case of Notice to Operator:

Insituform East, Inc.
3421 Pennsy Drive
Landover, Maryland 20785

         XVI. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns with the specific understanding that no Operator, without INAC's prior written consent, shall, by operation of law or otherwise, sell, assign, transfer, convey, give away, or encumber to any person, firm or corporation, its interest in this Agreement or its interest in the license granted hereby or its interest in any proprietorship which owns any interest in the license, nor offer, permit, or suffer the same. Any such assignment shall be made on the express condition that the assignor guarantees the performance of its assignees strictly in accordance with the terms and provisions hereof. In the event that Operator is a corporation, Operator agrees that this license may not be transferred by sale, conveyance, operation of law or otherwise, without the express written permission of INAC. Should beneficial ownership of an amount of the outstanding common stock or other indicia of ownership in Operator be conveyed so as to effect a change in the control of Operator, whether by sale, conveyance, operation of law or otherwise, without having first obtained the written consent of INAC to transfer the license, INAC shall at its option have the right to immediately terminate this license agreement. Any purported assignment of this agreement not having the aforesaid consent shall be null and void and shall constitute a material default hereunder.

         XVII.    (This paragraph deliberately omitted.)

         XVIII. EXCLUSIVE LICENSE. INAC has herein granted an exclusive license to the Operator together with its Know-how, technical experience and training program for the exploitation of the Insituform process within and throughout the defined Territory. If, despite INAC's best efforts to maintain the exclusivity of its licenses and defend its Patent, Trademark and Copyright protections, such exclusivity and/or protections should be terminated for any reason whatsoever, the Operator hereunder is nevertheless obligated to comply in full with each and every term and condition of this agreement, including, but not limited to, the payment of Royalties to INAC and the maintenance of high standards of quality and service.

         XIX. EXCLUSIONS. In the event that any one or more of the provisions of this Agreement is, or are, held to be invalid it is agreed between the parties that if legally practical said provision or provisions shall be considered never to have been contained herein and the Agreement shall otherwise continue in force and effect.

         XX. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the Subject Matter hereof and supersedes all prior oral and written understandings and agreements between the parties hereto concerning the Subject Matter. The paragraph headings of this Agreement are for convenience only and have no other significance. The provisions of this Agreement shall not be waived, modified or amended, except by a subsequent writing signed by both parties.

         XXI. APPLICABLE LAW. This Sub-License Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

         The foregoing notwithstanding, to the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, nonrenewal or the like other than in accordance with applicable law, such provisions shall, to the extent such are not in accordance with applicable law, not be effective and INAC shall comply with applicable law in connection with each of these matters.

         XXII. BENEFIT. This Agreement shall issue only to the benefit of INAC, Insituform International, N.V., Operator, and their approved successors and assigns.

         XXIII. PAYMENTS. All payments shall be made in Memphis, Tennessee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


INSITUFORM NORTH AMERICA CORP.            OPERATOR
                                          INSITUFORM EAST, INC.

By /s/ Jack Massar                        By /s/ Arthur G. Lang III
Jack Massar, Vice President               A.G. Lang, III
                                          President

Date 3/31/86                              Date March 28 1986

                                   SCHEDULE A

                                    TERRITORY

The State of West Virginia.

                                   SCHEDULE B

                              UNITED STATES PATENT

                                   #4,064,211
                                   #4,366,012
                                   #4,385,885
                                   #4,390,574
                                   #4,401,696
                                   #4,439,469

                                   SCHEDULE C

                    NONDISCLOSURE AGREEMENT AND AGREEMENT ON
            IMPROVEMENTS, MODIFICATIONS AND TECHNOLOGICAL DEVELOPMENT

                              INSITUFORM EAST, INC.
                              (Name of Sublicensee)

being a party to a certain Sublicensing Agreement, dated March 28, 1986, by and between itself and INAC (hereinafter "Insituform"), pursuant to the terms of the aforesaid Agreement,

                                      -OR-

                          Arthur G. Lang, III, Pres/CEO
                   (Name of employee, agent or representative)

as an employee, agent or representative of the above-named sublicensee, and for good and valuable consideration, receipt of which is hereby acknowledged, sublicensee or its employee, agrees as follows:

         1. Operator or his employee, agent, or representative shall not during the term of this Agreement or after its termination communicate or divulge to any other person, persons, partnership or corporation except for marketing purposes, any information or knowledge concerning the method of manufacture, preparation, promotion, sale or distribution used in the INAC business, nor shall Operator or his agent, representative or employee disclose or divulge in whole or in part any trade secrets or private processes of INAC or its affiliated companies, or any Subject Matter defined in the above-referenced Sublicensing Agreement to include all methods, apparatus and materials used in the preparation and installation (including cutting out of laterals of the lining of sewers, tunnels, pipelines, and other passageways) excepting those used to carry aromatic hydrocarbons in a gaseous state by impregnating an absorbent layer with a synthetic resin, and retaining such layer in place in such passageway while the layer cures or is cured.

         2. Operator or his agent, representative or employee shall at all times treat as confidential, and shall not at anytime disclose, copy, duplicate, record, or otherwise reproduce, in whole or in part, or otherwise make available to any unauthorized person or source, the contents of any manual or other technical information or writing provided by Insituform.

         3. If during the term of this Agreement, the Operator or his employee, agent or representative, develop any improvements or modifications in the Subject Matter, all such information must be disclosed immediately to Insituform, and will become the property of Insituform.

         4. Should Operator or his employee, agent or representative, design, develop, devise or invent any process, device, equipment or technology for use in conjunction with the Subject Matter, or as a development, improvement or modification of Subject Matter, which process, device, equipment or technology is, or may be, patentable or subject to copyright law, then aforesaid Operator, or his employee, agent or representative, shall sell to INAC all of his right, title or interest in said process, device, equipment or technology, including patent rights or copyrights, if any, for the sum of ONE DOLLAR.

         IN WITNESS WHEREOF, Operator or its employee, agent or representative, does hereby set his hand.

                                 INSITUFORM EAST, INC.
                                 (Name of Sublicensee)

                                 By /s/ Arthur G. Lang, III
                                 A.G. Lang, III, President

                                 -----------------------------------------------
                                (Employee, Agent or Representative of Operator)

WITNESS

/s/ Marjorie Perdue White
Witness

                                   SCHEDULE D

                             DEDUCTIONS FROM ROYALTY

In relation to Clause IX, headed "Royalty" of the Insituform Sub-License granted by us to your company, and dated March 28, 1986, we confirm that in computing the gross price of all contracts involving the installation of the Insituform Process, you may deduct the following:

         (a) Fees billed for preparatory T.V. survey work but not including the immediate T.V. survey which is recommended as part of the installation process.

         (b) Fees billed for overpumping provided that these shall not exceed $2,000 per line unless agreed to in advance.

         (c) Fees billed for incidentals, including cleaning, not directly relating to the installation but performed in conjunction therewith provided these do not exceed 3.5% of the total contract price.